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                                                                    EXHIBIT 99.1

                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT (the "Agreement") dated March 11, 2005 (the "Effective Date") by and between Office Depot, Inc., a Delaware Corporation (the "Company") and Steve Odland (the "Executive").

            WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment;

            WHEREAS, Executive desires to accept such employment and enter into such an agreement;

In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

            1. Term of Employment. Subject to the provisions of Section 8 of this Agreement, Executive shall be employed by the Company for a period commencing on the Effective Date and ending the third anniversary thereof (the "Employment Term") on the terms and subject to the conditions set forth in this Agreement; provided, however, that commencing with such third anniversary and on each subsequent anniversary, (each an "Extension Date"), the Employment Term shall be automatically extended for an additional one-year period, unless the Company or Executive provides the other party hereto 90 days prior written notice before the next Extension Date (the "Notice Period") that the Employment Term shall not be so extended.

            2. Position.

                  a. During the Employment Term, Executive shall serve as the Chief Executive Officer of the Company and the Chairman of the Board of Directors of the Company (the "Board"). In such positions, Executive shall report directly to the Board and shall have such duties and authority as shall be customary for persons occupying such positions for companies of like size and type. Executive shall initially be appointed as a member of the Board, and shall be nominated to serve as a member of the Board during the Employment Term.

                  b. During the Employment Term, Executive shall devote Executive's full business time and best efforts to the performance of Executive's duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided that, subject to the prior approval of the Board, Executive may accept appointment to or continue to serve on any board of directors or trustees of any business corporation or any charitable organization and Executive may manage his personal investments, provided in each case, and in the aggregate, that such activities do not conflict or interfere with the performance of Executive's duties hereunder or conflict with Section 9. Prior to the date hereof, Executive has disclosed all such boards and organizations for which he serves, which the Board has acknowledged do not conflict with and are not expected to interfere with Executive's duties hereunder.

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            3. Base Salary. During the Employment Term, the Company shall pay
Executive a base salary at the annual rate of $1,000,000, payable in regular installments in accordance with the Company's usual payment practices for senior executives. Executive shall be entitled to such increases (but no decreases) in Executive's base salary, if any, as may be determined annually by the Compensation Committee of the Board in its sole discretion. Executive's annual base salary, as in effect from time to time, is hereinafter referred to as the "Base Salary."

            4. Bonus.

                  a. Replacement Bonus. The Executive shall receive $343,333 in cash (the "Replacement Bonus") to replace a bonus payable by Executive's former employer, with respect to the period commencing September 1, 2004 and ending December 31, 2004, that was forfeited by Executive. The Replacement Bonus shall be paid on the Effective Date and shall be repaid to the Company by Executive if, prior to October 15, 2005, Executive's employment hereunder is terminated by the Company for Cause or by Executive's resignation without Good Reason pursuant to Section 8(a).

                  b. Annual Bonus. With respect to each full calendar year during the Employment Term, Executive shall be eligible to earn an annual bonus award (an "Annual Bonus"). Executive shall receive an Annual Bonus of 150% of Executive's Base Salary (the "Target Bonus") if annual performance targets set by the Compensation Committee of the Board (the "Performance Targets") are achieved; provided, that Executive shall be eligible for an Annual Bonus of 70% of Executive's Base Salary upon attainment of minimum annual performance targets and not less than 200% of Executive's Base Salary upon achieving the maximum Performance Targets. Performance Targets are established annually by the Compensation Committee of the Board. Notwithstanding the foregoing provisions, Executive shall be entitled to a minimum guaranteed Annual Bonus equal to the Target Bonus (not prorated) for the 2005 fiscal year. Each Annual Bonus shall be paid by March 15 of the following calendar year, unless otherwise agreed by the Company and Executive.

            5. Equity Arrangements. Beginning in calendar year 2006, Executive shall be eligible to participate in all Company long-term equity incentive plans and programs that cover senior executives of the Company. Executive shall also be entitled to receive, on and as of the Effective Date, the equity awards set forth below. For purposes of this Section 5, "Fair Market Value" shall mean the mean between the high and low trading price of the Company's common stock as traded on the New York Stock Exchange on the Effective Date. To the extent necessary, any restricted stock awarded to Executive pursuant to this Section 5 shall be registered and listed on the New York Stock Exchange.

                  a. Time Vesting Restricted Stock. Upon the Effective Date, Executive shall be granted 300,000 shares of "time-based" restricted common stock of the Company (the "Time Restricted Stock"). The restrictions on the Time Restricted Stock shall lapse with respect to one-third of the shares of the Time Restricted Stock on each of the first, second and third anniversaries of the Effective Date, provided that Executive is still employed by the Company on each such date, except as otherwise provided pursuant to Section 8. The

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unvested portion of the Time Restricted Stock shall be forfeited without consideration upon Executive's termination of employment, except as otherwise provided pursuant to Section 8. The grant of Time Restricted Stock shall be evidenced by a Time Restricted Stock Agreement substantially in the form attached hereto as Exhibit A.

                  b. Performance Vesting Restricted Stock. Upon the Effective Date, Executive shall be granted 300,000 shares of "performance-based" restricted common stock of the Company (the "Performance Restricted Stock"). All restrictions on the Performance Restricted Stock shall lapse with respect to 100% of the Performance Restricted Stock if, within the seven-year period commencing on the Effective Date (the "Vesting Period"), the Fair Market Value of a share of common stock of the Company shall equal or exceed the lower of (i) 133% of the Fair Market Value on the Effective Date or (ii) $24 per share, for a period of at least ten consecutive trading days on the New York Stock Exchange (subject to equitable adjustment in the event of any change in the outstanding common stock of the Company by reason, other than due to a Change of Control as provided at Section 5(d), of any stock dividend, stock split, reorganization, recapitalization, merger, consolidation, spin-off, combination, transaction, exchange of common stock or other corporate exchange or any extraordinary distribution to shareholders of the Company), provided that Executive is still employed by the Company on such date, except as otherwise provided pursuant to
Section 8. If the performance goals described in this Section 5(b) are not achieved during the Vesting Period, the Performance Restricted Stock shall be forfeited without consideration, except as otherwise provided pursuant to
Section 5(d). The grant of Performance Restricted Stock shall be evidenced by a Performance Restricted Stock Agreement substantially in the form attached hereto as Exhibit B.

                  c. Stock Options. Upon the Effective Date, Executive shall be granted an option to purchase 2,000,000 shares of common stock of the Company pursuant to and subject to the terms of the Company's Long-Term Equity Incentive Plan (the "Option"). 50% of the shares constituting the Option shall have an exercise price equal to the Fair Market Value on the Effective Date (the "FMV Option") and 50% of the shares constituting the Option shall have an exercise price equal to 120% of the Fair Market Value on the Effective Date (the "Premium Option"). The FMV Option and the Premium Option will have a term of ten years from the date of grant (subject to earlier termination in the event of Executive's termination of employment), and will vest and become exercisable with respect to one-third of all shares subject to the Option on each of the first, second and third anniversaries of the Effective Date, provided that Executive is still employed by the Company on each such date, except as otherwise provided pursuant to Section 8. The unvested portion of the Option shall be forfeited without consideration upon Executive's termination of employment, except as otherwise provided pursuant to Section 8. The grant of the Option shall be evidenced by a Stock Option Agreement substantially in the form attached hereto as Exhibit C.

                  d. Change of Control. Upon the occurrence of a Change of Control (as defined below), the Time Restricted Stock, Performance Restricted Stock and the Option, as well as all other options, restricted stock and other long-term equity or other long-term incentive awards then held by Executive, shall fully vest as of the effective date of the Change of Control.

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            6. Employee Benefits. During the Employment Term, Executive shall be entitled to participate in the Company's pension and welfare benefit plans, programs and arrangements (other than severance plans) generally made available to other senior executives of the Company as in effect from time to time (collectively "Employee Benefits"), except to the extent otherwise provided herein. Executive shall be entitled to six weeks' vacation per year.

            7. Business Expenses and Perquisites.

                  a. Business Expenses. During the Employment Term, reasonable business expenses incurred by Executive in the performance of Executive's duties hereunder shall be promptly reimbursed by the Company in accordance with Company policies.

                  b. Perquisites.

             (i) Executive shall be entitled to participate in the Company's perquisite plans, programs and arrangements generally in effect from time to time for senior executives of the Company, except to the extent otherwise provided herein.

             (ii) Executive shall be entitled to a $25,000 annual allowance for all costs associated with Executive's ownership (or lease) and maintenance of an automobile.

             (iii) Executive shall be entitled to personal use of the Company's private aircraft for up to a maximum of 100 hours annually. Executive shall recognize imputed income for such use based upon applicable Treasury Regulations in effect from time to time. Executive acknowledges that use of Company aircraft for business purposes shall take priority over personal usage, and he will work together with the Company's Chief Financial Officer (who has oversight responsibility for Company aircraft) to ensure that his personal usage is reasonably coordinated with business needs.

             (iv) Executive shall be entitled to reimbursement for all reasonable expenses, with due regard for Executive's particular circumstances, incurred by Executive in relocating to Palm Beach County, Florida, or any adjacent county, including, without limitation, expenses for: (A) packing and moving (including transporting all vehicles); (B) temporary housing for 180 days; (C) travel for Executive and his family to search for a permanent residence; (D) $25,000 of non-itemized incidental moving expenses; (E) closing on the sale of Executive's current residence, including broker's fees; (F) loss protection on the sale of Executive's current residence; and (G) closing on the purchase of a permanent residence in Palm Beach County, Florida, or any adjacent county. Executive shall also be entitled to have the amount of income and employment taxes for which he is liable as a result of the provisions of this
Section 7(b)(iv) grossed up so that he will retain the full amount of the reimbursements after taxes.

            8. Termination. The Employment Term and Executive's employment hereunder may be terminated by the Company or Executive at any time and for any reason or by the Executive for Good Reason. Notwithstanding any other provision of this Agreement, the provisions of this Section 8 shall exclusively govern Executive's rights upon termination of employment with the Company and its affiliates.

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                  a. Termination By the Company For Cause or By Executive's
Resignation Without Good Reason.

               (i) The Employment Term and Executive's employment hereunder may be terminated by the Company for Cause and shall terminate automatically upon Executive's resignation without Good Reason.

               (ii) For purposes of this Agreement, "Cause" shall mean (A) the willful and continued failure of Executive to perform substantially Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties, (B) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or (C) a willful and material violation of a material provision of the Company's written policies, including, without limitation, the Company's Code of Ethical Behavior; provided that no act, or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interest of the Company; provided, further, that any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interest of the Company. The termination of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in clauses (A), (B) or (C) of this Section 8(a)(ii), and specifying the particulars thereof in detail.

               (iii) If Executive's employment is terminated by the Company for Cause, or if Executive resigns without Good Reason, Executive shall be entitled to receive:

                  (A) the Base Salary through the date of termination;

                  (B) any Annual Bonus earned but unpaid as of the date of termination for any previously completed fiscal year;

                  (C) reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy, or unreimbursed expenses under Section 7(b)(ii) or (iv) incurred, in either case, prior to the date of Executive's termination;

                  (D) payment for accrued vacation unused as of the date of termination;

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                  (E) such Employee Benefits, if any, as to which Executive may be entitled under the employee benefit plans of the Company (the amounts described in clauses (A) through (E) hereof being referred to as the "Accrued Rights"); and

                  (F) any vested but unexercised portion of the Option shall remain exercisable until the earlier of (x) 90 days following the effective date of such termination and (y) the expiration of the Option term.

            Following such termination of Executive's employment by the Company for Cause or resignation by Executive without Good Reason, except as set forth in this Section 8(a)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                  b. Termination Due to Disability or Death.

               (i) The Employment Term and Executive's employment hereunder shall terminate upon a termination of Executive's employment due to Executive's death or Executive's disability (as defined under the Company's long-term disability plan; such incapacity is hereinafter referred to as "Disability"). Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.

               (ii) Upon termination of Executive's employment hereunder for either Disability or death, Executive or Executive's estate (as the case may be) shall be entitled to receive:

                  (A) the Accrued Rights;

                  (B) the Target Bonus multiplied by a fraction, the numerator of which shall equal the number of days Executive was employed by the Company in the Company fiscal year in which Executive's termination of employment occurs and the denominator of which shall equal 365;

                  (C) continuation of medical reimbursement coverage for Executive and/or Executive's eligible dependents for a period of 2 years following Executive's termination of employment, at the same rates applicable to active employees during such 2-year period; provided, however, that if Executive becomes employed by a new employer, continuing health insurance coverage from the Company will cease if he is eligible for comparable medical reimbursement plan coverage, and Executive's entitlement to COBRA continuation coverage shall commence as of the date of Executive's termination of employment (collectively, these shall be referred to as the "Health Benefits");

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                  (D) immediate, full vesting of all outstanding restricted
          stock vesting on a time-basis, but not on a performance-basis, stock options and all other long-term equity or other long-term incentive awards vesting on a time-basis then held by Executive;

                  (E) the Performance Restricted Stock awarded to Executive pursuant to Section 5(b) shall remain outstanding and the restrictions thereon shall lapse if the performance goals set forth in Section 5(b) are achieved during the Vesting Period; and

                  (F) all outstanding stock options then held by Executive shall remain exercisable until the earlier of (x) 24 months following the effective date of such termination and (y) the expiration of the option term.

            Following Executive's termination of employment due to death or Disability, except as set forth in this Section 8(b)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                  c. Termination By the Company Without Cause or Resignation by Executive for Good Reason, Prior to a Change of Control.

               (i) The Employment Term and Executive's employment hereunder may be terminated by the Company without Cause or by Executive's resignation for Good Reason, in either case prior to a Change of Control.

               (ii) For purposes of this Agreement, "Good Reason" shall mean, in the absence of Executive's written consent:

                  (A) assignment to Executive of any duties materially inconsistent with Executive's position(s) (including titles and reporting requirements), authority, duties, responsibilities, or any other action by the Company which results in a diminution in such position(s), authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

                  (B) failure to maintain Executive in the positions set forth in Section 2 hereof (including, without limitation, a failure to elect and re-elect Executive as a member of the Board);

                  (C) a material breach by the Company of a material provision of this Agreement, in any case which has not been cured by the Company within thirty (30) days after written notice of such action, breach or noncompliance has been given by Executive to the Company;

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                  (D) requiring Executive to be based at any office or location more than 35 miles from the Company's principal offices as currently located in Palm Beach County, Florida;

                  (E) after a Change of Control, a termination by Executive for any reason during the 30-day period immediately preceding the first anniversary of the effective date of a Change of Control; or

                  (F) expiration of the Employment Term due to the Company's provision of notice to Executive during the Notice Period that the Employment Term shall not be extended pursuant to Section 1.

               (iii) If Executive's employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, in either case prior to a Change of Control, Executive shall be entitled to receive:

                  (A) the Accrued Rights and the Health Benefits;

                  (B) a pro rata portion of the Annual Bonus, if any, that Executive would have been entitled to receive pursuant to Section 4 hereof in respect of the fiscal year in which employment terminated, based upon the percentage of the fiscal year that shall have elapsed through the date of Executive's termination of employment, payable when such Annual Bonus would have otherwise been payable had Executive's employment not terminated;

                  (C) a lump-sum cash payment equal to 2 times the sum of (x) the Base Salary and (y) the Target Bonus, payable within 30 days following the date of Executive's termination of employment except as otherwise required pursuant to Section 13(p);

                  (D) immediate, full vesting of all outstanding restricted stock vesting on a time-basis, but not on a performance-basis, stock options and all other long-term equity or other long-term incentive awards vesting on a time-basis then held by Executive;

                  (E) the Performance Restricted Stock awarded to Executive pursuant to Section 5(b) shall remain outstanding and the restrictions thereon shall lapse if the performance goals set forth in Section 5(b) are achieved during the Vesting Period; and

                  (F) all outstanding stock options then held by Executive shall remain exercisable until the earlier of (x) 24 months following the effective date of such termination and (y) the expiration of the option term.

            Following Executive's termination of employment by the Company without Cause (other than by reason of Executive's death or Disability) or by Executive's resignation for Good Reason, in either case prior to a Change of Control, except as set forth in this Section 8(c)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.


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                  d. Termination By the Company Without Cause or Resignation by
Executive for Good Reason, Upon or After a Change of Control.

               (i) The Employment Term and Executive's employment hereunder may be terminated by the Company without Cause or by Executive's resignation for Good Reason, in each case upon or after a Change of Control.

               (ii) For purposes of this Agreement, a "Change of Control" shall mean

                  (A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (C) of this definition; or

                  (B) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (C) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the

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          combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
          (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (D) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

               (iii) If Executive's employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, in either case upon or within the three-year period immediately following a Change of Control, Executive shall be entitled to receive:

                  (A) the Accrued Rights and the Health Benefits (such Health Benefits to continue for a period of 3 years, instead of 2 years) following Executive's termination of employment;

                  (B) a pro rata portion of the greater of (x) the Target Bonus and (y) the highest Annual Bonus earned by Executive in respect of any of the last three completed fiscal years prior to the Change of Control (the "Highest Annual Bonus"), based upon the percentage of the fiscal year that shall have elapsed through the date of Executive's termination of employment, payable upon Executive's termination of employment except as otherwise required pursuant to Section 13(p);

                  (C) a lump-sum cash payment equal to 2.99 times the sum of (x) the Base Salary and (y) the greater of (1) the Target Bonus and (2) the Highest Annual Bonus, payable within 30 days following the date of Executive's termination of employment except as otherwise required pursuant to Section 13(p); and

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                  (D) all outstanding stock options then held by Executive shall remain exercisable until the earlier of (x) 24 months following the effective date of such termination and (y) the expiration of the option term.

            Following Executive's termination of employment by the Company without Cause (other than by reason of Executive's death or Disability) or by Executive's resignation for Good Reason, in either case upon or within the three-year period immediately following a Change of Control, except as set forth in this Section 8(d)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                  e. Notice of Termination. Any purported termination of employment by the Company or by Executive (other than due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13(l) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

                  f. Board/Committee Resignation. Upon termination of Executive's employment hereunder for any reason, Executive agrees to resign, as of the date of such termination and to the extent applicable, from the Board (and any committees thereof), the boards of directors (and any committees thereof) of any of the Company's affiliates and any other positions with the Company and its affiliates.

            9. Non-Competition.

                  a. Executive acknowledges that in the course of Executive's employment with the Company, Executive shall become familiar with the Company's trade secrets and with other Confidential Information (as defined below) concerning the Company and its subsidiaries and that Executive's services shall be of special, unique and extraordinary value to the Company and its subsidiaries. Therefore, and in consideration of the payments made to Executive hereunder, Executive agrees as follows:

               (i) During the Employment Term and, except as provided below, for a period of two years following the date of termination of Executive's employment with the Company (the "Restricted Period"), Executive shall not directly, or indirectly through another entity, enter the employ of, or render any services to, or own or have any interest in, manage, control, participate in, consult with, or in any manner engage in any business for any Competitor, as such Competitor's business exists or is in process on the date of the termination of Executive's employment with the Company, within any geographical area in which the Company or any of its subsidiaries engage in such businesses on the date of termination of Executive's employment with the Company. A "Competitor" shall be defined as an office products retailer, and (except as set forth below) specifically excludes a retail business selling office products and supplies as a minor portion of its business and any business that otherwise would be a direct competitor if (A) average annual store or other organizational unit sales from the sale of office products and supplies is less than 10% of such sales of the Company and (B) the total annual sales of office products and

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supplies for any such business is less than 10% of such business' total gross sales; provided, a Competitor shall include Staples, OfficeMax, Corporate Express, Costco, BJs, Wal-Mart or Sam's Club; provided, further, that with respect to Costco, BJs, Wal-Mart or Sam's Club, the applicable Restricted Period shall be one year following the date of Executive's termination of employment with the Company; and provided, further, that upon Executive's termination of employment by the Company without Cause or by Executive's resignation for Good Reason at any time, or Executive's termination of employment for any reason after Executive has been employed by the Company continuously for a 3-year period, Costco, BJs, Wal-Mart and Sam's Club shall not be deemed a Competitor unless at the time such determination is made, any of such companies otherwise meets the definition of Competitor as stated in this subsection (i);

               (ii) During the Restricted Period, Executive will not directly, or indirectly through another entity:

                  (A) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof; or

                  (B) hire any person who was, at any time during the six-month period prior to the date of termination of Executive's employment, an employee of the Company or any subsidiary at any time during the Employment Term; or

                  (C) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary (including, without limitation, making any negative statements or communications about the Company or its subsidiaries).

               (iii) Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no active participation in the business of such corporation.

                    b. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 9 to be reasonable, if, at the time of enforcement of this Agreement, any court shall hold that the duration, scope or geographical restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that it is their mutual desire and intent that the Company shall be afforded the maximum duration, scope or area reasonable under such circumstances, and each of them hereby requests such court to reform this Agreement so that the maximum duration, scope and geographical restrictions available under applicable law at the time of enforcement of this Agreement shall be substituted by such court for the stated duration, scope or geographical area stated herein and that the court shall be allowed to revise the restrictions contained in this Agreement to such provisions as are deemed reasonable by the court at the time such enforcement is requested.

Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

            10. Confidentiality; Work Product.

                  a. Confidential Information.

               (i) Executive acknowledges that the information, observations and data obtained by Executive while employed by the Company and its subsidiaries concerning the business or affairs of the Company or any subsidiary of the Company ("Confidential Information") are the property of the Company or such subsidiary. Therefore, Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own purposes any Confidential Information without the prior written consent of the Company, unless and to the extent that (i) such disclosure is necessary (in Executive's reasonable judgment) for Executive to discharge Executive's duties set forth in Section 2 of this Agreement during the Employment Term or (ii) the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination of Executive's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, disks, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any subsidiary which Executive may then possess or have under Executive's control.

                  b. Work Product.

               (i) Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its subsidiaries ("Work Product") belong to the Company and/or such subsidiary. Executive shall promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after employment) to establish and confirm such ownership (including, without limitation, the execution of assignments, consents, powers of attorney and other instruments).

               (ii) Notwithstanding the obligations set forth in Section 9 and this Section 10, after termination of Executive's employment with the Company, Executive shall be free to use Residuals of the Company's Confidential Information and Work Product for any purpose, subject only to its obligations with respect to disclosure set forth herein and any copyrights and patents of the Company. The term "Residuals" means information in non-tangible form that may be retained in the unaided memory of Executive derived from the Company's Confidential Information and Work Product to which Executive has had access during his or her employment with the Company. Executive may not retain or use the documents and other tangible materials containing the Company's Confidential Information or Work Product after the termination of his or her employment with the Company.

                  c. The provisions of this Section 10 shall survive the termination of Executive's employment for any reason.

            11. Specific Performance. Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 9 or Section 10 would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of the breach or any threatened breach by Executive of any of the provisions of Section 9 and
Section 10 of this Agreement, the Company, in addition and supplementary to any and all other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce this Agreement or to prevent any violations or threatened violations of the provisions hereof and shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement (without being required to post any bond or other security to secure such relief). In addition, in the event of any breach or violation by Executive of the provisions of Section 9 and Section 10 of this Agreement, the Restricted Period shall be tolled until such breach or violation has been duly cured and thereafter the Restricted Period shall be extended for an additional period of time equivalent to the time during which Executive was in breach of this Agreement.

            12. Gross-Up.

                  a. In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Company, any of its affiliates, or one or more trusts established by the Company for the benefit of its employees, to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise) (a "Payment") is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended ("Code") or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, all income and employment taxes (and all interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  b. All determinations required to be made under this Section 12, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm selected by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within ten business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company; provided that for purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rates applicable to individuals in the calendar year in which any such Gross-Up Payment is to be made and deemed to pay state and local income taxes at the highest effective rates applicable to individuals in the state or locality of Executive's residence or place of employment in the calendar year in which any such Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account limitations applicable to individuals subject to federal income tax at the highest marginal rates. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 12, shall be paid by the Company to Executive (or to the appropriate taxing authority on Executive's behalf) when the applicable tax is due. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall so indicate in a written opinion addressed to Executive at least five days before any such Excise Tax otherwise would be due and payable. Subject to the following provisions of this Section 12 to the contrary, any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code, it is possible that the amount of the Gross-Up Payment determined by the Accounting Firm to be due to (or on behalf of) Executive was lower than the amount actually due ("Underpayment"). In the event that the Company exhausts its remedies pursuant to Section 12(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

                  c. Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of any Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order to effectively contest such claim and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for all Excise Tax, income and employment taxes (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 12(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, further, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from all Excise Tax, income and employment taxes (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; provided, further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  d. If, after the receipt by Executive of an amount paid or advanced by the Company pursuant to this Section 12, Executive becomes entitled to receive any refund with respect to a Gross-Up Payment, Executive shall (subject to the Company's complying with the requirements of Section 12(c)) promptly pay to the Company the amount of such refund received (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to
Section 12(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

            13. Miscellaneous.

                  a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of laws principles thereof.

                  b. Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                  c. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  d. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                  e. Assignment. This Agreement, and all of Executive's rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by the Company to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

                  f. Mitigation. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, and, except with respect to the Health Benefits, compensation earned from such employment or otherwise shall not reduce the amounts otherwise payable under this Agreement. No amounts payable under this Agreement shall be subject to reduction or offset in respect of any claims which the Company or any of its subsidiaries (or any other person or entity) may have against Executive.

                  g. Indemnification; Director's and Officer's Liability Insurance. Executive shall be entitled to indemnification at all times during and after the Employment Term to the maximum extent permitted under the Company's Certificate of Incorporation or By-Laws and applicable law. The Company shall maintain Director's and Officer's liability insurance on behalf of Executive at all times during and after the Employment Term for acts and omissions during the Employment Term to the same extent such coverage is maintained for directors and other senior executives of the Company.

                  h. Resolution of Disputes. All disputes and controversies arising under or in connection with this Agreement shall be settled by arbitration conducted before one arbitrator sitting in Palm Beach County, Florida, or such other location agreed by the parties hereto, in accordance with the rules for expedited resolution of employment disputes of the American Arbitration Association then in effect. The determination of the arbitrator shall be made within thirty days following the close of the hearing on any dispute or controversy and shall be final and binding on the parties. The parties shall be entitled to take discovery in such proceedings, in accordance with the Federal civil rules, including, without limitation, propounding interrogatories, requests for admission and taking depositions of parties and witnesses. Each party shall be entitled to present the testimony of one or more expert witnesses in such arbitration. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction.

                  i. Costs of Proceedings. The Company shall pay all reasonable fees of professionals and experts and other costs and fees incurred by Executive in connection with any arbitration relating to the interpretation or enforcement of any provision of this Agreement if Executive prevails on any substantive issue in such proceeding.

                  j. Legal Fees. The Company shall pay all reasonable legal fees incurred by Executive in connection with the negotiation and finalization of this Agreement, subject to a maximum amount of $75,000 for such fees.

                  k. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  l. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

            If to the Company:

            Office Depot, Inc.
            2200 Old Germanton Road
            Delray Beach, FL  33445
            Attention: General Counsel

            If to Executive:

            To the most recent address of Executive set forth in the personnel records of the Company, with a copy to:

            Vedder, Price, Kaufman & Kammholz
            222 North LaSalle Street
            Suite 2600
            Chicago, IL 60601
            Attention: Robert J. Stucker

                  m. Executive Representation. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity (other than as specifically referenced in this Agreement) that has not been disclosed by Executive to the Company and that prohibits or restricts the acceptance of employment with the Company and the performance of Executive's duties hereunder and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that Executive has had an opportunity to consult with independent legal counsel regarding Executive's rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein.

                  n. Prior Agreements. This Agreement supersedes all prior agreements and understandings (including verbal agreements) between Executive and the Company and/or its affiliates regarding the terms and conditions of Executive's employment with the Company and/or its affiliates. In the event of any conflict between any provision of this Agreement and any provision of any other agreement, policy, plan or other document, the provision of this Agreement shall control.

                  o. Cooperation. Executive shall provide Executive's reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive's employment hereunder. This provision shall survive any termination of this Agreement. If occurring after termination of Executive's employment, the Company shall advance to Executive all transportation, lodging, meal and other reasonable costs incurred by Executive therefor.

                  p. Withholding Taxes and Deferral. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. Notwithstanding any other provision of this Agreement or certain compensation and benefit plans of the Company, any payments or benefits due under this Agreement or such plans upon or in connection with a termination of Executive's employment that are subject to the provisions of Section 409A of the Code shall be deferred and paid (or commence, as the case may be) on the first day on which such payments may be made without subjecting Executive to taxation pursuant to the provisions of Section 409A of the Code.

                  q. Survival. Any provision of this Agreement that, by its terms, including but not limited to Sections 8, 9, 10, 11 and 12, survives the termination of Executive's employment or the Employment Term hereunder shall remain in full force and effect pursuant to such terms following any such termination.

                  r. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                     OFFICE DEPOT, INC.

                                                     /s/ Neil R. Austrian
                                                     __________________________
                                                     By: Neil R. Austrian

                                                     /s/ Steve Odland
                                                     __________________________
                                                     Executive

                                                                       EXHIBIT A

                    [FORM OF TIME RESTRICTED STOCK AGREEMENT]

                        RESTRICTED STOCK AWARD AGREEMENT

            RESTRICTED STOCK AWARD AGREEMENT, entered into as of March 11, 2005, between Office Depot, Inc. (the "Company") and Steve Odland (the"Executive") (the "Agreement");

            WHEREAS, the Company and the Executive have entered into an employment agreement dated as of the 11th day of March, 2005 (the "Employment Agreement"), pursuant to which, among other things, the Company has determined that, as an inducement material to the Executive's agreement to enter into employment with the Company, in satisfaction of certain of the Company's obligations under Section 5(a) of the Employment Agreement, and subject to the restrictions stated below, the Executive should be granted shares of the Company's common stock, par value $.01 (the "Common Stock"); and

            WHEREAS, the Company desires to grant the Executive 300,000 shares of restricted Common Stock (the "Restricted Shares");

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:

      1. Capitalized Terms. Capitalized terms not defined herein shall have the definitions ascribed to such terms in the Employment Agreement.

      2. Grant. Pursuant to Section 5(a) of the Employment Agreement, the Executive is hereby granted, effective as of the Effective Date (the "Grant Date") and subject to the terms and conditions of this Agreement, 300,000 Restricted Shares.

      3. Custody of Shares. The Restricted Shares shall be held in the custody of the Company or its designee for the Executive's benefit. The Restricted Shares shall be subject to the restrictions described herein. Upon the receipt of a copy of this Agreement containing Executive's signature, the Company will register a certificate or certificates for the Restricted Shares in Executive's name. Restricted Shares will be held in escrow by the Company on Executive's behalf until the Restricted Shares vest or are forfeited.

      4.    Vesting.

            a. The Restricted Shares shall vest in full and become free of restrictions with respect to 33-1/3 percent of the Restricted Shares on each of the first, second and third anniversaries of the Grant Date, provided that, subject to Section 4(b), the Executive is employed by or rendering services to the Company or a subsidiary or affiliate thereof as of each such respective date.

            b. Notwithstanding the foregoing, all unvested Restricted Shares shall immediately vest in full, and become free of restriction (i) upon the occurrence of a Change of Control, or (ii) upon the termination of Executive's employment (A) by the Company without Cause, (B) by the Executive for Good Reason, or (C) by reason of the Executive's death or Disability.

      5.    Restrictions.

            a. No portion of the Restricted Shares or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Executive until such portion of the Restricted Shares becomes vested in accordance with Section 4 of this Agreement, and any purported sale, transfer, assignment, pledge, encumbrance or disposition shall be void and unenforceable against the Company. The period of time between the Grant Date and the date all Restricted Shares become vested is referred to herein as the "Restriction Period."

            b. If the Executive's employment with the Company terminates for any reason that does not result in vesting of the Restricted Shares as provided in Section 4 above, the balance of the Restricted Shares subject to the provisions of this Agreement that have not vested at the time of the Executive's termination of employment shall be forfeited by the Executive, and ownership transferred back to the Company.

      6. Executive Shareholder Rights. During the Restriction Period, the Executive shall have all the rights of a shareholder with respect to the Restricted Shares except for the right to transfer the Restricted Shares, as set forth in Section 5 of this Agreement. Accordingly, the Executive shall have the right to vote the Restricted Shares and to receive any ordinary cash dividends paid to or made with respect to the Restricted Shares.

      7. Changes in Stock. In the event of (a) a stock dividend, stock split, reverse stock split, share combination, extraordinary dividend or recapitalization or similar event of or by the Company (each, a "Share Change"), or (b) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation, or similar event of or by the Company (each, a "Corporate Transaction"), in each case, affecting the Common Stock, the Compensation Committee of the Board (the "Committee") or the Board may make such substitutions or adjustments as are equitable to adjust the number and kind of Restricted Shares, on a basis consistent with the treatment of other outstanding grants of restricted stock to senior executives of the Company. In the case of Corporate Transactions, (x) unless otherwise determined by the Committee, if the Corporate Transaction results in shareholders of Common Stock receiving cash, securities, property, or any combination thereof in exchange for each share of Common Stock, such consideration being exchanged for each share of Common Stock shall be substituted for each Restricted Share subject to this Agreement, and (y) the Committee may in its discretion make such alternative or additional substitutions or adjustments as are equitable, including, without limitation,
(i) the cancellation of the Restricted Shares in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of the Restricted Shares (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than equity securities of the ultimate surviving entity, any such determination by the Committee that the value of the Restricted Shares shall for this purpose be deemed to equal the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction shall conclusively be deemed valid); and (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Restricted Shares. The reasonable good faith determination of the Committee regarding any adjustment consistent with the foregoing provisions of this Section 7 shall be final and conclusive.

      8. Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Executive for federal income tax purposes with respect to any Restricted Shares, the Executive shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The Executive may direct the Company, to the extent permitted by law, to deduct any such taxes from any payment otherwise due to the Executive, including the delivery of the Restricted Shares that gives rise to the withholding requirement.

      9. Notices. Any notices required or permitted hereunder shall be addressed to the Company at its corporate headquarters, attention: General Counsel, or to the Executive at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

      10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflict of laws principles.

      11. Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Executive and his or her personal representatives and assigns.

      12. Amendment. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

      13. Certificates. Certificates representing the Restricted Shares as originally or from time to time constituted shall bear the following legend:

      The shares represented by this stock certificate have been granted as restricted stock under a Restricted Share Agreement between the registered holder of these shares and the Company. The shares represented by this stock certificate may not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of until the restrictions set forth in the Restricted Stock Award Agreement between the registered holder of these shares and the Company shall have lapsed with regard to such shares.

As soon as administratively practicable after the lapsing of the restrictions with respect to any Restricted Shares, the Company shall deliver to the Executive or his or her personal representative, in book-entry or certificate form, the formerly Restricted Shares that do not bear any restrictive legend making reference to this Agreement. Such shares shall be free of restrictions, except for any restrictions required under federal securities laws.

      14. Laws and Regulations. No shares of Common Stock shall be issued under this Agreement unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Common Stock to the Executive hereunder on the Executive's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

      15. Listing and Registration. As soon as administratively practicable after the Grant Date, the Company shall, at its expense, cause issuance of the Restricted Shares and the resale thereof to be listed on the New York Stock Exchange and to be registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state law, to be freely resold. The Company shall thereafter maintain the effectiveness of such listing and registration and qualification for so long as the Executive holds the Restricted Shares (or any portion thereof) or any of the shares of Common Stock that were previously Restricted Shares, or until such earlier date as such Restricted Shares and shares of Common Stock, as applicable, may otherwise be freely sold under applicable law.

      16.   Miscellaneous.

      a. The Company shall not be required (i) to transfer on its books any Restricted Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

      b. This Agreement shall not be construed so as to modify or amend the Employment Agreement or any employment agreement Executive may have with the Company or to interfere with or limit in any way the right of the Company or any of its affiliates to terminate Executive's employment at any time, or confer upon Executive any right to continue in the employ of the Company or any of its affiliates for any period of time or to continue Executive's present or any other rate of compensation subject to the terms of any employment agreement Executive may have with the Company. This Agreement shall not give Executive any right to any awards under the Office Depot, Inc. Long-Term Equity Incentive Plan or any other compensation plan the Company has adopted or may adopt.

      c. This Agreement may be executed in counterparts, which together shall constitute one and the same original.

                                    * * * * *

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Executive has hereunto set his hand, all as of the day and year first set forth above.

                                             OFFICE DEPOT, INC.

                                             By: _______________________________
                                                       [NAME]
                                                       [TITLE]

ACCEPTED:

The undersigned hereby acknowledges having read this Restricted Stock Award Agreement and hereby agrees to be bound by all provisions set forth herein.

                                             ___________________________________
                                             EXECUTIVE

                                                                       EXHIBIT B

                [FORM OF PERFORMANCE RESTRICTED STOCK AGREEMENT]

                        RESTRICTED STOCK AWARD AGREEMENT

            RESTRICTED STOCK AWARD AGREEMENT, entered into as of March 11, 2005, between Office Depot, Inc. (the "Company") and Steve Odland (the "Executive") (the "Agreement");

            WHEREAS, the Company and the Executive have entered into an employment agreement dated as of the 11th day of March, 2005 (the "Employment Agreement"), pursuant to which, among other things, the Company has determined that, as an inducement material to the Executive's agreement to enter into employment with the Company, in satisfaction of certain of the Company's obligations under Section 5(b) of the Employment Agreement, and subject to the restrictions stated below, the Executive should be granted shares of the Company's common stock, par value $.01 (the "Common Stock"); and

            WHEREAS, the Company desires to grant the Executive 300,000 shares of restricted Common Stock (the "Restricted Shares");

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:

      1. Capitalized Terms. Capitalized terms not defined herein shall have the definitions ascribed to such terms in the Employment Agreement.

      2. Grant. Pursuant to Section 5(b) of the Employment Agreement, the Executive is hereby granted, effective as of the Effective Date (the "Grant Date") and subject to the terms and conditions of this Agreement, 300,000 Restricted Shares.

      3. Custody of Shares. The Restricted Shares shall be held in the custody of the Company or its designee for the Executive's benefit. The Restricted Shares shall be subject to the restrictions described herein. Upon the receipt of a copy of this Agreement containing Executive's signature, the Company will register a certificate or certificates for the Restricted Shares in Executive's name. Restricted Shares will be held in escrow by the Company on Executive's behalf until the Restricted Shares vest or are forfeited.

      4.    Vesting.

            a. The Restricted Shares shall vest in full and become free of restrictions if, within the seven-year period commencing on the Grant Date, the Fair Market Value of a share of Common Stock shall equal or exceed the lower of
(i) 133% of the Fair Market Value on the Effective Date or (ii) $24 per share, for a period of at least ten consecutive trading days on the New York Stock Exchange (subject to equitable adjustment as set forth in Section 7 of this

Agreement), provided that, subject to Section 4(b), the Executive is employed by or rendering services to the Company or a subsidiary or affiliate thereof as of each such respective date.

            b. Notwithstanding the foregoing, (i) all unvested Restricted Shares shall immediately vest in full, and become free of restriction, upon the occurrence of a Change of Control, and (ii) this Agreement shall remain effective, the Restricted Shares will continue to be held for the Executive's benefit, and the Restricted Shares shall vest in full and become free of restrictions if the performance goals set forth in Section 4(a) of this Agreement are achieved within the seven-year period commencing on the Grant Date, but following Executive's termination of employment (A) by the Company without Cause, (B) by the Executive for Good Reason, or (C) by reason of the Executive's death or Disability.

      5.    Restrictions.

            a. No portion of the Restricted Shares or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Executive until such portion of the Restricted Shares becomes vested in accordance with Section 4 of this Agreement, and any purported sale, transfer, assignment, pledge, encumbrance or disposition shall be void and unenforceable against the Company. The period of time between the Grant Date and the date all Restricted Shares become vested is referred to herein as the "Restriction Period."

            b. If the Executive's employment with the Company terminates for any reason which does not result in vesting of the Restricted Shares as provided in Section 4 above, the Restricted Shares subject to the provisions of this Agreement which have not vested at the time of the Executive's termination of employment shall be forfeited by the Executive, and ownership transferred back to the Company.

      6. Executive Shareholder Rights. During the Restriction Period, the Executive shall have all the rights of a shareholder with respect to the Restricted Shares except for the right to transfer the Restricted Shares, as set forth in Section 5 of this Agreement. Accordingly, the Executive shall have the right to vote the Restricted Shares and to receive any ordinary cash dividends paid to or made with respect to the Restricted Shares.

      7. Changes in Stock. In the event of (a) a stock dividend, stock split, reverse stock split, share combination, extraordinary dividend or recapitalization or similar event of or by the Company (each, a "Share Change"), or (b) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation, or similar event of or by the Company (each, a "Corporate Transaction"), in each case, affecting the Common Stock, the Compensation Committee of the Board (the "Committee") or the Board may make such substitutions or adjustments as are equitable to adjust the number and kind of Restricted Shares, on a basis consistent with the treatment of other outstanding grants of restricted stock to senior executives of the Company. In the case of Corporate Transactions, (x) unless otherwise determined by the Committee, if the Corporate Transaction results in shareholders of Common Stock receiving cash, securities, property, or any combination thereof in exchange for each share of Common Stock, such consideration being exchanged for each share of Common Stock shall be substituted for each Restricted Share subject to this Agreement, and (y) the
Committee may in its discretion make such       alternative or additional
substitutions or adjustments as are equitable, including, without limitation,
(i) the cancellation of the Restricted Shares in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of the Restricted Shares (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than equity securities of the ultimate surviving entity, any such determination by the Committee that the value of the Restricted Shares shall for this purpose be deemed to equal the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction shall conclusively be deemed valid); and (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Restricted Shares. The reasonable good faith determination of the Committee regarding any adjustment consistent with the foregoing provisions of this Section 7 shall be final and conclusive.

      8. Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Executive for federal income tax purposes with respect to any Restricted Shares, the Executive shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The Executive may direct the Company, to the extent permitted by law, to deduct any such taxes from any payment otherwise due to the Executive, including the delivery of the Restricted Shares that gives rise to the withholding requirement.

      9. Notices. Any notices required or permitted hereunder shall be addressed to the Company at its corporate headquarters, attention: General Counsel, or to the Executive at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

      10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflict of laws principles.

      11. Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Executive and his or her personal representatives and assigns.

      12. Amendment. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

      13. Certificates. Certificates representing the Restricted Shares as originally or from time to time constituted shall bear the following legend:

      The shares represented by this stock certificate have been granted as restricted stock under a Restricted Share Agreement between the registered holder of these shares and the Company. The shares represented by this stock certificate may not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of until the restrictions set forth in the Restricted Stock Award Agreement between the registered holder of these shares and the Company shall have lapsed with regard to such shares.

As soon as administratively practicable after the lapsing of the restrictions with respect to any Restricted Shares, the Company shall deliver to the Executive or his or her personal representative, in book-entry or certificate form, the formerly Restricted Shares that do not bear any restrictive legend making reference to this Agreement. Such shares shall be free of restrictions, except for any restrictions required under federal securities laws.

      14. Laws and Regulations. No shares of Common Stock shall be issued under this Agreement unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Common Stock to the Executive hereunder on the Executive's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

      15. Listing and Registration. As soon as administratively practicable after the Grant Date, the Company shall, at its expense, cause issuance of the Restricted Shares and the resale thereof to be listed on the New York Stock Exchange and to be registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state law, to be freely resold. The Company shall thereafter maintain the effectiveness of such listing and registration and qualification for so long as the Executive holds the Restricted Shares (or any portion thereof) or any of the shares of Common Stock that were previously Restricted Shares, or until such earlier date as such Restricted Shares and shares of Common Stock, as applicable, may otherwise be freely sold under applicable law.

      16.   Miscellaneous.

      a. The Company shall not be required (i) to transfer on its books any Restricted Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

      b. This Agreement shall not be construed so as to modify or amend the Employment Agreement or any employment agreement Executive may have with the Company or to interfere with or limit in any way the right of the Company or any of its affiliates to terminate Executive's employment at any time, or confer upon Executive any right to continue in the employ of the Company or any of its affiliates for any period of time or to continue Executive's present or any other rate of compensation subject to the terms of any employment agreement Executive may have with the Company. This Agreement shall not give Executive any right to any awards under the Office Depot, Inc. Long-Term Equity Incentive Plan or any other compensation plan the Company has adopted or may adopt.

      c. This Agreement may be executed in counterparts, which together shall constitute one and the same original.

                                    * * * * *

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Executive has hereunto set his hand, all as of the day and year first set forth above.

                                             OFFICE DEPOT, INC.

                                             By: _______________________________
                                                        [NAME]
                                                        [TITLE]

ACCEPTED:

The undersigned hereby acknowledges having read this Restricted Stock Award Agreement and hereby agrees to be bound by all provisions set forth herein.

                                             ___________________________________
                                             EXECUTIVE

                                                                       EXHIBIT C

                        [FORM OF STOCK OPTION AGREEMENT]

March __, 2005

_____________
[ADDRESS]

Re: NON-QUALIFIED STOCK OPTION

Dear Steve:

      We are pleased to advise you that the Compensation Committee of the Company's Board of Directors (the "Committee") has granted you a stock option as provided below, pursuant to the Office Depot, Inc. Long-Term Equity Incentive Plan ("the Plan"). Capitalized terms used but not defined herein have the meanings given to them in the Employment Agreement between you and the Company, dated March 11, 2005 (the "Employment Agreement").

1.    Option

      Your option is to purchase up to 1,000,000 shares of the Company's common stock, at an option price per share of $________ [FAIR MARKET VALUE ON THE EFFECTIVE DATE], and up to 1,000,000 shares of the Company's common stock at an option price per share of $________ [120% OF FAIR MARKET VALUE ON THE EFFECTIVE DATE], (collectively, the "Option Shares"), payable upon exercise as set forth below. Your option will expire at the close of business on the tenth anniversary of the Effective Date (the "Expiration Date"), subject to earlier expiration upon the termination of your employment as provided below. Your option is not intended to be an "incentive stock option" within meaning of Section 422 of the Internal Revenue Code.

2.    Exercise

      a. Normal Exercise. Your option shall be exercisable in three equal installments as follows: on each of the first, second and third anniversaries of the Effective Date, one-third of your option shares will be exercisable if you are employed by the Company or any subsidiary on such date.

      b. Effect on Exercise of a Change of Control. Your option shall be exercisable with respect to 100% of your Option Shares upon the occurrence of a Change of Control.

NON-QUALIFIED STOCK OPTION                                                   C-2
Page 2

      c. Effect on Exercise of a Termination of Employment. Notwithstanding paragraph 2(a) above, the following special exercise rules will apply if your employment with the Company terminates before you have exercised your option for all of your Option Shares:

                  i) Termination of Employment Due to Death or Disability, or Without Cause or For Good Reason. If your employment is terminated (A) by the Company without Cause, (B) by your resignation for Good Reason, or (C) due to your death or Disability, then your option will be exercisable with respect to all remaining Option Shares by your estate, any person who acquired such option by bequest or inheritance, you or your legal representative, at any time until the earlier of (x) 24 months after the effective date of such termination and (y) the Expiration Date set forth in paragraph 1 above.

                  ii) Termination of Employment For Cause or Without Good Reason. If your employment is terminated by the Company for Cause or by your resignation without Good Reason, your option will remain exercisable with respect to only those Option Shares which are exercisable on the date of such termination of employment pursuant to paragraph 2(a) above until the earlier of (x) 90 days after the effective date of such termination and (y) the Expiration Date set forth in paragraph 1 above. The remainder of the option shall be immediately cancelled.

3.    Expiration of Option

      In no event shall any part of your option be exercisable after the Expiration Date set forth in the paragraph 1 above.

4.    No Rights as a Shareholder.

      Neither you nor any other permitted holder of your option shall have any of the rights of a shareholder of the Company's common stock (the "Common Stock") with respect to the shares of Common Stock covered by your option until any such shares are issued or transferred to you or such holder upon exercise of your option.

5.    Procedure for Exercise

      a. You may exercise all or any portion of your option, to the extent it has become exercisable and is outstanding, at any time and from time to time prior to its expiration, by delivering written notice to the Company and your written acknowledgment that you have read, and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other

NON-QUALIFIED STOCK OPTION                                                   C-3
Page 3

            information provided to you regarding the Company, together with payment of the option price. As a condition to any exercise of your option, you will permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision.

      b.    Unless otherwise determined by the Committee, payment shall be made
            (i) in cash (including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value (as defined below) on the date of exercise equal to the aggregate exercise price payable with respect to the option's exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by any combination of the foregoing or (v) such other form of payment as the Committee may permit in its discretion.

      c. In the event you elect to pay the exercise price payable with respect to your option pursuant to clause (ii) of Section 5(b) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) you must present evidence acceptable to the Company that you have owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at your election, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to your broker to transfer, by book entry, such shares of Common Stock from your brokerage account to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to your option being exercised and the Fair Market Value of the share(s) of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. You may not tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

      d. "Fair Market Value" for purposes of this option shall mean, as of the date in question,

                  i) if the Common Stock is listed for trading on the New York Stock Exchange, the mean of the highest and lowest sale prices of the Common Stock on such date, as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day

NON-QUALIFIED STOCK OPTION                                                   C-4
Page 4

                        prior to such date on which there was such a reported sale; or

                  ii) if the Common Stock is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc. NASDAQ National Market System ("NASDAQ/NMS"), the mean of the highest and lowest sale price of the Common Stock on such date as reported on such exchange or NASDAQ/NMS, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

                  iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the mean of the highest and lowest sale prices of the Common Stock on such date as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the last day prior to such date on which there was such a reported sale.

6.    Withholding

      a. Participant Election. The Committee may provide that you may be permitted to elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of your option) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of your option. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event you elect to deliver shares of Common Stock pursuant to this provision, such delivery must be made subject to the conditions and pursuant to the procedures set forth in Section 5 above with respect to the delivery of Common Stock in payment of the exercise price of your option.

      b. Company Requirement. The Company may require, as a condition to any exercise of your option, that you make provision for the payment to the Company of any federal, state or local taxes of any kind required by law to be withheld with respect to any delivery of shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to you, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any delivery of shares, or to retain or sell without notice a sufficient number of the shares to be issued to you to cover any such taxes, the payment of which has not otherwise been provided for in accordance with the terms of the Plan, provided

NON-QUALIFIED STOCK OPTION                                                   C-5
Page 5

            that the Company shall not sell any such shares if such sale would be considered a sale by you for purposes of Section 16 of the Exchange Act that is not exempt from matching thereunder.

7.    Adjustment

      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as is equitable in the number and kind of shares subject to your option, and in the exercise price of your option. Any such reasonable adjustment by the Committee in good faith shall be final, conclusive and binding for all purposes. Subject to Section 2(b), in the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change of Control is to occur, all of the Company's obligations regarding the option granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash). Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change of Control, the Committee may, in its discretion, (i) cancel this option in consideration for payment to you of an amount equal to the portion of the consideration that would have been payable to you pursuant to such transaction if your option had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to you pursuant to such transaction if your option had been fully exercised immediately prior thereto would be less than the aggregate exercise price that would have been payable therefor, cancel the option for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion. The foregoing provisions of this Section 7 to the contrary notwithstanding, any such equitable or other action by the Committee under this
Section 7 shall be consistent with the treatment of outstanding stock options held by other senior executives of the Company.

8. Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares

      You represent that when you exercise your option you will be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act of 1933 (the "1933 Act") and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from the registration thereunder. You agree that you will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission or to amend or supplement any such filing,
(ii) violate or cause the Company to violate the 1933 Act, the rules and

NON-QUALIFIED STOCK OPTION                                                   C-6
Page 6

regulations promulgated thereunder or any other state or federal law, or (iii) violate any restrictions contained in the Plan. You further understand that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the 1933 Act or other rules, regulations or laws.

9.    Laws and Regulations

      No shares of Common Stock shall be issued under your option unless and until all legal requirements applicable to the issuance of such shares of Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares to you hereunder on your undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

10.   Non-Transferability of Option

      Your option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) can exercise your option.

11.   Conformity with Plan

      Your option is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan, which is incorporated herein by reference. Inconsistencies between this letter and the Plan shall be resolved in accordance with the terms of the Plan. Inconsistencies between this (i) letter and the Plan and (ii) your Employment Agreement shall be resolved in accordance with the terms of your Employment Agreement. By executing and returning the enclosed grant acknowledgment form, you agree to be bound by all of the terms of the Plan, and acknowledge availability and accessibility of the Plan document on the Company's Intranet and/or the ability to obtain a copy by e-mailing or calling the Compensation department at Office Depot (561-438-7935).

12.   Employment and Successors

      Nothing herein confers any right or obligation on you to continue in the employ of the Company or any subsidiary or shall affect in any way your right or the right of the Company or any subsidiary, as the case may be, to terminate your employment at any time. The agreements contained in this letter shall be binding upon and inure to the benefit of any successor of the Company.

13.   Notices

      Any notices required or permitted hereunder shall be addressed to the Company at its corporate headquarters, attention: General Counsel, or to the Executive at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United

NON-QUALIFIED STOCK OPTION                                                   C-7
Page 7

States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

14.   Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflict of laws principles.

15.   Entire Agreement

      The agreements contained in this letter constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to the acquisition by you of common stock of the Company upon exercise of the option granted hereunder.

NON-QUALIFIED STOCK OPTION                                                   C-8
Page 8

Please execute the Stock Option Grant Acknowledgment Form and return it to the Stock Option Administrator at the corporate offices to confirm your understanding and acceptance of the agreements contained in this letter.

                                                 Very truly yours,

                                                 OFFICE DEPOT, INC.

                                                 By_____________________________
                                                   [NAME]
                                                   [TITLE]



enclosures: 1. Stock Option Grant Acknowledgment Form